OTHER EXHIBITS (A)


                                POWER OF ATTORNEY

          The undersigned hereby constitute and appoint Margaret W. Chambers, Marie E. Connolly, Douglas C. Conroy, Frederick C. Dey, Christopher J. Kelley, Kathleen K. Morrisey, Stephanie Pierce, Elba Vasquez and Karen Jacoppo-Wood and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement of General Money Market Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/Clifford L. Alexander, Jr.                            June 1, 1999
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Clifford L. Alexander, Jr.

/s/Peggy C. Davis                                        June 1, 1999
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Peggy C. Davis

/s/Joseph S. DiMartino                                   June 1, 1999
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Joseph S. DiMartino

/s/Ernst Kafka                                           June 1, 1999
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Ernst Kafka

/s/Saul B. Klaman                                        June 1, 1999
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Saul B. Klaman

/s/Nathan Leventhal                                      June 1, 1999
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Nathan Leventhal